                                                                   SCHEDULE 21.1


                                  SUBSIDIARIES

NAME                                STATE OF INCORPORATION     OTHER TRADE NAME
---------------------               ----------------------     ----------------

Argenbright Holdings                Georgia                    --
Limited

Argenbright, Inc.                   Georgia                    RightSide Up
                                                               Lloyd Creative Staffing
                                                               Midwest Staffing
                                                               Gage Marketing
                                                               SES Staffing
                                                               EMD
                                                               TUJA
                                                               Verfurth
                                                               PIMMS
                                                               Service Advantage
                                                               CDI

AHL Alpha, Inc.                     Illinois                   --

Argenbright Security Inc.           Georgia                    Intersec
                                                               USA Security
                                                               UNICCO

AHL Beta, Inc.                      Illinois                   --

AHL Delta, Inc.                     Illinois                   --


Argenbright Motor Coach,            Georgia                    --
Inc.

Argenbright Substance               Georgia                    --
Testing, Inc.

The ADI Group Limited               United Kingdom             --

ADI U.K. Limited                    United Kingdom             --


Aviation Defense                    United Kingdom             --
International Germany
Limited

ADI Alpha Holdings Gmbh             Germany                    --

Aviation Defense International      United Kingdom             --
France Limited

ADI Overseas, Ltd.                  United Kingdom             --

Argenbright BV                      Netherlands                --

AHL Services - Europe               United Kingdom             --

PIMMS Corporation                   Minnesota                  --
